SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - September 7, 2016
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the 2016 Special Meeting of Stockholders ("Special Meeting") held on September 7, 2016, the stockholders of AK Steel Holding Corporation (the “Company”) approved an amendment to its Restated Certificate of Incorporation to increase the authorized shares of the Company’s common stock from 300 million to 450 million shares. This description of the amendment to the Restated Certificate of Incorporation is qualified in its entirety by reference to the complete text of the Certificate of Amendment of Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware, a copy of which is attached hereto as Exhibit 3.1. The Certificate of Amendment of Restated Certificate of Incorporation is incorporated by reference into the Registration Statement on Form S-3 (File No. 333-210785) filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2016 (as amended by Post-Effective Amendment No. 1 filed on June 13, 2016) and the Registration Statement on Form S-8 (File No. 333-212777) filed with the SEC on July 29, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 7, 2016, the Company held its Special Meeting. The sole proposal subject to a vote at the Special Meeting was described in detail in the Company’s Proxy Statement filed with the SEC on July 25, 2016. With respect to the sole proposal, the Company’s stockholders voted as indicated below.

1.    Approval of the proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 1): Stockholders approved the proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

For	Against	Abstentions
167,562,660	23,998,904	2,964,802

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		3.1	Certificate of Amendment of Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: September 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate Of Amendment Of Restated Certificate Of Incorporation